Exhibit (b)

CHASE

                                                                June 20, 2000

                            Senior Credit Facilities
                            ------------------------
                                Commitment Letter
                                -----------------

ISP Opco Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road Wayne, New Jersey 07470
Attention: Susan Yoss, Treasurer/Senior Vice President

Ladies and Gentlemen:

                     You have advised The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all of the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition"), for a price per share of $45. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,775,000,000 (the "Facilities") and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. References herein to the "Transaction" shall include the Two-Step Acquisition and the financings described herein and all transactions related thereto.

                     CSI is pleased to advise you that it is willing to act as advisor, lead arranger and book manager for the Facilities.

                     Furthermore, Chase is pleased to advise you of its commitment to provide the entire amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                     It is agreed that Chase will act as the exclusive administrative agent, and that CSI will act as an advisor, lead arranger and book manager, for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You and we agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to



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
below) will be paid in connection with the Facilities without mutual consultation and agreement among you, Chase and CSI.

                     We intend to syndicate the Facilities to a group of financial institutions (together with Chase, the "Lenders") identified by us and you. The timing, and any staging, of the syndication efforts would be determined by CSI in consultation with you, and you agree actively to assist CSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships and, to the extent possible, the existing lending relationships of the Target, (b) direct contact between senior management and advisors of International Specialty Products Inc. (the "Parent"), the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

                     In cooperation with you, CSI will manage the syndication, including decisions to be made with you as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chase all information with respect to Parent, the Borrower, the Target and the Transaction, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities, the distribution of such Projections in the arrangement and syndication of the Facilities being subject to confidentiality provisions between you and the Target. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to Chase or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

                     As consideration for Chase's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to Chase the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                     Chase's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations or financial condition of the Borrower and its subsidiaries, taken as a whole, or the Target and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting Parent or the Target or their respective subsidiaries or the Transaction that in our reasonable judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, and which is not known by any


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
of our officers who are working with you on the Transaction prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any material debt securities or bank financing by or on behalf of the Parent or any of its subsidiaries, (e) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reasonably satisfactory to Chase and its counsel on or before October 31, 2000, (f) the Borrower having delivered a notice (the "Closing Notice") to Chase and CSI at least 30 days prior to the Tender Closing Date (as defined in the Term Sheet) to the effect that the Tender Closing Date may occur on or after such 30 th day and (g) the other conditions set forth or referred to in the Term Sheet. Any matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase, CSI and the Borrower.

                     You agree (a) to indemnify and hold harmless Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any reasonable and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person, breach of law or agreement with the Parent or its subsidiaries ("Non-Indemnifiable Losses"), and (b) to reimburse Chase, CSI and their affiliates on demand for all reasonable and documented out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities, except to the extent arising from a Non-Indemnifiable Loss.

                     You acknowledge that Chase and its affiliates (the term "Chase" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transaction and otherwise. Chase will not use confidential information obtained from you by virtue of the Transaction or its other relationships with you in connection with the performance by Chase of services for other companies, and Chase will not furnish any such information to other companies. You also acknowledge that Chase has no obligation to use in connection with the Transaction, or to furnish to you, confidential information obtained from other companies.


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
                     This Commitment Letter shall not be assignable by you without the prior written consent of Chase and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons.

                     This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheet, the Fee Letter, the "highly confident letter" and the related indemnification agreement are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers directors, employees, agents, consultants and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by applicable law, rules and regulations, including, without limitation, tender offer rules and regulations (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

                     The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

                     This Commitment Letter supercedes and replaces in its entirety the Commitment Letter, dated March 23, 2000, between us and you, as previously amended (other than the reimbursement, indemnification and confidentiality provisions thereof).

                     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, together with the amounts agreed upon pursuant to the Fee Letter to be payable upon the acceptance hereof, not later than 5:00 p.m., New York City time, on June 20, 2000. Chase's commitment and CSI's agreements herein will expire at such time in the event Chase has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.


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
                     Chase and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By: /s/ Lawrence Palumbo, Jr.
                                           ---------------------------------
                                            Name: Lawrence Palumbo, Jr.
                                            Title: Vice President



                                        CHASE SECURITIES INC.


                                        By: /s/ Christopher Iannaccone
                                           ---------------------------------
                                            Name: Christopher Iannaccone
                                            Title: Managing Director




Accepted and agreed to as of the date first written above by:

ISP OPCO HOLDINGS INC.


By: /s/ Susan B. Yoss
   ------------------------------------
    Name: Susan B. Yoss
    Title: Senior Vice President





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
                                                                     Exhibit A

                            SENIOR CREDIT FACILITIES

                         Summary of Terms and Conditions

                                  June 20, 2000

                                ----------------

                     ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all of the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition"), for a price per share of $45. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,775,000,000 (the "Facilities") and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. This is the Summary of Terms and Conditions for the Facilities required for the Transaction to be effected as a "Two-Step Acquisition". References herein to the "Transaction" shall include the Acquisition and the financings described herein and all transactions related thereto.

I.         Parties

Borrower:                               ISP Opco Holdings Inc.

Guarantors:                             ISP Chemicals Inc., ISP Technologies
                                        Inc. and Newco and each of the other
                                        existing and future direct and indirect
                                        domestic wholly owned subsidiaries of
                                        International Specialty Products Inc.
                                        (the "Parent"), including the Target and its wholly owned domestic subsidiaries after the Target becomes a wholly owned direct or indirect subsidiary of the Parent (the "Guarantors"; the Borrower and the Guarantors, collectively, the
                                        "Loan Parties"). The Parent shall also
                                        become a Guarantor if at the Tender
                                        Closing Date or the Merger Closing Date
                                        (each as defined below) in the
                                        reasonable judgment of the Parent its
                                        Indenture would unquestionably permit it to become a Guarantor.

Advisor, Lead Arranger and Book
Manager: Chase Securities Inc. (in such capacity, the "Arranger").

Administrative Agent:                   The Chase Manhattan Bank ("Chase" and,
                                        in such capacity, the "Administrative
                                        Agent").




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

Other Agents:                           To be determined.

Lenders: A syndicate of banks, financial institutions and other entities, including Chase (collectively, the "Lenders").

II.        Types and Amounts of Credit Facilities

A.         Tender Facilities

1.         Tender Term Facility

Type and Amount of Facility:            Nine-month term loan facility (the
                                        "Tender Term Facility") in an amount to
                                        be determined (the loans thereunder, the "Tender Term Loans").

Availability:                           The Tender Term Loans shall be made in
                                        multiple drawings and in minimum amounts to be determined, during the period commencing on the Tender Closing Date
                                        (as defined below) and ending on the
                                        earlier of the date nine months
                                        thereafter and the date of the
                                        consummation of the Merger (the "Tender
                                        Termination Date").

Amortization:                           The Tender Term Loans shall be repayable
                                        on the Tender Termination Date.

Purpose: The proceeds of the Tender Term Loans shall be used to finance the Tender Offer, to refinance existing indebtedness of the Target and its subsidiaries by means of intercompany loans and to pay related fees and expenses.

2.         Tender Revolving Facility

Type and Amount of Facility:            Nine-month revolving credit facility
                                        (the "Tender Revolving Facility";
                                        together with the Tender Term Facility,
                                        the "Tender Facilities") in an amount to be determined (the loans thereunder, the "Tender Revolving Loans").

Availability:                           The Tender Revolving Facility shall be
                                        available on a revolving basis during
                                        the period commencing on the Tender
                                        Closing Date and ending on the Tender
                                        Termination Date.

Letters of Credit:                      A portion of the Tender Revolving
                                        Facility not in excess of $75,000,000
                                        shall be available for the issuance of
                                        letters of credit (the "Tender Letters
                                        of Credit") by Chase or, subject to
                                        certain restrictions, any other Lenders
                                        designated by the Borrower (in such


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
                                        capacity, the "Issuing Lenders"). No
                                        Tender Letter of Credit shall have an
                                        expiration date after the date that is
                                        five business days prior to the Tender
                                        Termination Date, provided that Tender
                                        Letters of Credit as to which the
                                        Borrower agrees to post cash collateral
                                        on the Tender Termination Date (if the
                                        Merger Closing Date does not occur) may
                                        have an expiration date of up to 12
                                        months from the date of issuance and may then be continued as Merger Letters of Credit under the Merger Revolving Facility (as such terms are defined below).

                                        Drawings under any Tender Letter of
                                        Credit shall be reimbursed by the
                                        Borrower (whether with its own funds or
                                        with the proceeds of Tender Revolving
                                        Loans) on the same business day. To the
                                        extent that the Borrower does not so
                                        reimburse the Issuing Lender, the
                                        Lenders under the Tender Revolving
                                        Facility shall be irrevocably and
                                        unconditionally obligated to reimburse
                                        such Issuing Lender on a pro rata basis.

Swingline Loans:                        A portion of the Tender Revolving
                                        Facility not in excess of $5,000,000
                                        shall be available for swingline loans
                                        (the "Tender Swingline Loans") from
                                        Chase (in such capacity, the "Swingline
                                        Lender") on same-day notice. Any such
                                        Tender Swingline Loans will reduce
                                        availability under the Tender Revolving
                                        Facility on a dollar-for-dollar basis.
                                        Each Lender under the Tender Revolving
                                        Facility shall acquire, under certain
                                        circumstances, an irrevocable and
                                        unconditional pro rata participation in
                                        each Tender Swingline Loan.

Maturity:                               The Tender Termination Date.

Purpose: The proceeds of the Tender Revolving Loans and the Tender Letters of Credit shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and its subsidiaries (including under the $400,000,000 credit agreement, dated as of July 26, 1996, among ISP Chemicals Inc., ISP Technologies Inc., the Parent, certain subsidiaries of the Parent, the lenders named therein and Chase, as agent (the "Existing Credit Agreement")) and to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.


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
B.         Merger Facilities

1.         Merger Term I Facility

Type and Amount of Facility:            Seven-year term loan facility (the
                                        "Merger Term I Facility") in an amount
                                        to be determined (the loans thereunder,
                                        the "Merger Term I Loans").

Availability:                           The Merger Term I Loans shall be made in
                                        a single drawing on the Merger Closing
                                        Date (as defined below).

Amortization:                           The Merger Term I Loans shall be
                                        repayable in consecutive semi-annual
                                        installments, commencing on a date
                                        approximately 4 months after the Merger
                                        Closing Date (the "First Installment
                                        Date"), in an aggregate amount for each
                                        date to be agreed.

Purpose: The proceeds of the Merger Term I Loans shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries (including under the Tender Facilities) and to pay related fees and expenses.

2.         Merger Revolving Facility

Type and Amount of Facility:            Seven-year revolving credit facility
                                        (the "Merger Revolving Facility") in an
                                        amount to be determined (the loans
                                        thereunder, the "Merger Revolving
                                        Loans"; together with the Tender
                                        Revolving Loans, the "Revolving Loans").

Availability:                           The Merger Revolving Facility shall be
                                        available on a revolving basis during
                                        the period commencing on the Merger
                                        Closing Date and ending on the seventh
                                        anniversary thereof (the "Merger
                                        Revolving Termination Date").

Letters of Credit:                      A portion of the Merger Revolving
                                        Facility not in excess of $75,000,000
                                        shall be available for the issuance of
                                        Letters of Credit (the "Merger Letters
                                        of Credit"; together with the Tender
                                        Letters of Credit, the "Letters of
                                        Credit") by the Issuing Lenders. No
                                        Merger Letter of Credit shall have an
                                        expiration date after the earlier of (a)
                                        12 months after the date of issuance and
                                        (b) five business days prior to the
                                        Merger Revolving Termination Date,
                                        provided that any Merger Letter of
                                        Credit may provide for the renewal
                                        thereof for additional periods of up to
                                        12 months (which shall in no event


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
                                        extend beyond the date referred to in
                                        clause (b) above).

                                        Drawings under any Merger Letter of
                                        Credit shall be reimbursed by the
                                        Borrower (whether with its own funds or
                                        with the proceeds of Merger Revolving
                                        Loans) on the same business day. To the
                                        extent that the Borrower does not so
                                        reimburse the Issuing Lender, the
                                        Lenders under the Merger Revolving
                                        Facility shall be irrevocably and
                                        unconditionally obligated to reimburse
                                        such Issuing Lender on a pro rata basis.

Swingline Loans:                        A portion of the Merger Revolving
                                        Facility not in excess of $5,000,000
                                        shall be available for swingline loans
                                        (the "Merger Swingline Loans"; together
                                        with the Tender Swingline Loans, the
                                        "Swingline Loans") from the Swingline
                                        Lender on same-day notice. Any such
                                        Merger Swingline Loans will reduce
                                        availability under the Merger Revolving
                                        Facility on a dollar-for-dollar basis.
                                        Each Lender under the Merger Revolving
                                        Facility shall acquire, under certain
                                        circumstances, an irrevocable and
                                        unconditional pro rata participation in
                                        each Merger Swingline Loan.

Competitive Loans:                      After the repayment in full of the
                                        Merger Term II Loans (as defined below), the Borrower shall have the option under the Merger Revolving Facility to request that the Lenders bid for loans
                                        ("Competitive Loans") bearing interest
                                        at an absolute rate or a margin over the eurodollar rate, with specified maturities ranging from 7 to 360 days.
                                        Each Lender shall have the right, but
                                        not the obligation, to submit bids at
                                        its discretion. The Borrower, by notice
                                        given four business days in advance in
                                        the case of eurodollar rate bids and one business day in advance in the case of absolute rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive
                                        Loan and the maturity date thereof, the
                                        interest rate basis to be used by the
                                        Lenders in bidding and such other terms
                                        as the Borrower may specify. The
                                        Administrative Agent shall advise the
                                        Lenders of the terms of the Borrower's
                                        notice, and, subject to acceptance by
                                        the Borrower, bids shall be allocated to each Lender in ascending order from the lowest bid to the highest bid acceptable to the Borrower. While Competitive Loans are outstanding, the available commitments under the Merger Revolving
                                        Facility shall be reduced by the
                                        aggregate amount of such Competitive
                                        Loans.


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
Maturity:                               The Merger Revolving Termination Date.

Purpose: The proceeds of the Merger Revolving Loans and the Merger Letters of Credit shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries (including the Tender Facilities) and to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

3.         Merger Term II Facility

Type and Amount of Facility:            An 18-month term loan facility (the
                                        "Merger Term II Facility"; together with the Merger Term I Facility and the
                                        Merger Revolving Facility, the "Merger
                                        Facilities" and, together with the
                                        Tender Facilities, the "Facilities") in
                                        an aggregate principal amount to be
                                        determined (the loans thereunder, the
                                        "Merger Term II Loans"). The Merger Term
                                        II Loans shall be repayable on the date
                                        that is 18 months after the Merger
                                        Closing Date.

Availability:                           The Merger Term II Loans shall be made
                                        in a single drawing on the Merger
                                        Closing Date.

Purpose: The proceeds of the Merger Term II Loans shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries and to pay related fees and expenses.

III.       Certain Payment Provisions

Fees and Interest Rates:                As set forth on Annex I.

Optional Prepayments and Commitment
Reductions:                             Loans may be prepaid and commitments may
                                        be reduced by the Borrower in minimum
                                        amounts to be agreed upon, provided that Competitive Loans may not be prepaid without the consent of the relevant
                                        Lender. Each of the Merger Term I Loans
                                        and the Merger Term II Loans may also be optionally prepaid, and optional prepayments of the Merger Term I Loans shall be applied, first, at the option of the Borrower to the next two succeeding installments thereof and, thereafter, ratably to the remaining installments thereof. Optional prepayments of the Tender Term Loans, the Merger Term I Loans and the Merger
                                        Term II Loans may not be reborrowed.
                                        Optional reductions of the Tender Term
                                        Facility and prepayments of the Tender


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
                                        Term Loans shall be applied to
                                        correspondingly reduce the commitments
                                        for the Merger Term I Facility and the
                                        Merger Term II Facility in a manner
                                        determined by the Borrower. Optional
                                        reductions of the Tender Revolving
                                        Facility shall correspondingly reduce
                                        the commitments for the Merger Revolving
                                        Facility.

Mandatory Prepayments and Commitment
Reductions:                             The following amounts shall be applied
                                        (i) until the Merger Closing Date, to
                                        prepay the Tender Term Loans (and to
                                        correspondingly reduce the commitments
                                        for the Merger Term I Facility and the
                                        Merger Term II Facility) and to reduce
                                        the Tender Revolving Facility (and to
                                        correspondingly reduce the commitments
                                        for the Merger Revolving Facility) and
                                        (ii) thereafter, to prepay the Merger
                                        Term I Loans and the Merger Term II
                                        Loans and reduce the Merger Revolving
                                        Facility as set forth below:

                                        (a) until the Merger Term II Loans have
                                        been fully prepaid, 50% of the net
                                        proceeds of any sale or issuance of
                                        equity, and 100% of the net proceeds of
                                        any issuance or incurrence of certain
                                        indebtedness, after the Tender Closing
                                        Date by Parent or the Borrower or any of its subsidiaries (subject to certain exceptions to be agreed on); and

                                        (b) 100% (until the Merger Term II Loans have been fully prepaid) or 50% (thereafter) of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by Parent or the Borrower or any of its subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on, including dispositions for aggregate net proceeds of up to $20,000,000 (until the Merger Term II Loans have been fully prepaid) or $100,000,000 (thereafter)).

                                        All such amounts shall be applied,
                                        first, to the prepayment of the Tender
                                        Term Loans (and the corresponding
                                        reduction of the commitments for the
                                        Merger Term I Facility and the Merger
                                        Term II Facility) or of the Merger Term
                                        I Loans and the Merger Term II Loans, as the case may be, in an order to be agreed and, second, to the permanent reduction of the Tender Revolving Facility (and the corresponding reduction of the commitments for the Merger Revolving Facility) or the Merger Revolving Facility, as the case may be.

                                        Any prepayments to be applied to the
                                        Merger Term I Loans shall be applied
                                        ratably to the remaining installments
                                        thereof. Mandatory prepayments of the
                                        Tender Term Loans, the Merger Term I
                                        Loans and the Merger Term II Loans may
                                        not be reborrowed. The Tender Revolving
                                        Loans or the Merger Revolving Loans
                                        shall be prepaid and the Letters of
                                        Credit shall be cash collateralized or
                                        replaced to the extent such extensions
                                        of credit exceed the amount of the
                                        Tender Revolving Facility or the Merger
                                        Revolving Facility, as the case may be.

Special Mandatory Prepayment
and Commitment Termination:             All Loans shall be prepaid and the
                                        Facilities shall be terminated upon a
                                        sale or transfer of the specialty
                                        chemicals business of the Borrower and
                                        its subsidiaries.


IV.        Collateral                   The obligations of each Loan Party in
                                        respect of the Facilities and any
                                        interest rate or other permitted swap
                                        liabilities with any Lender (or any
                                        affiliate of a Lender) shall be secured
                                        by a perfected first priority security
                                        interest in (i) all of the capital stock of each of the direct and indirect existing and future domestic subsidiaries of the Borrower and 65% of the capital stock of first-tier foreign subsidiaries of the Borrower, (ii) all existing and future capital stock of the Target and Life Technologies Inc.
                                        ("LifeTech") owned by the Borrower and
                                        each of the direct and indirect
                                        subsidiaries of the Borrower, including
                                        the capital stock of the Target and
                                        LifeTech owned by the Borrower and its
                                        subsidiaries (other than the Target)
                                        before the Merger and owned by the
                                        Borrower and its subsidiaries (including the Target) thereafter and (iii) all intercompany loans (other than short-term advances in the ordinary course of business).

                                        The foregoing collateral shall be
                                        released upon the occurrence of certain
                                        events to be agreed.

V.         Certain Conditions

Initial Tender Conditions:              The availability of the Tender
                                        Facilities shall be conditioned upon
                                        satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Tender Closing
                                        Date") on or before October 31, 2000:

                                        (a) Each Loan Party shall have executed
                                        and delivered definitive financing
                                        documentation with respect to the
                                        Facilities reasonably satisfactory to
                                        the Administrative Agent and its counsel
                                        (the "Credit Documentation").

                                        (b) The Tender Offer shall have been
                                        consummated in accordance with
                                        applicable law and pursuant to an offer
                                        to purchase and other documentation
                                        reasonably satisfactory to the
                                        Administrative Agent (including as to
                                        the maximum price per share and the
                                        minimum share tender condition), and no
                                        provision of such documentation
                                        (including as to the maximum price per
                                        share and the minimum share tender
                                        condition) shall have been waived,
                                        amended, supplemented or otherwise
                                        modified in any material respect. The
                                        existing indebtedness of the Borrower
                                        and its subsidiaries contemplated to be
                                        repaid shall have been repaid on
                                        satisfactory terms, and the Existing
                                        Credit Agreement shall have been
                                        terminated. The capital structure of
                                        each Loan Party shall be reasonably
                                        satisfactory to the Administrative
                                        Agent, including as contemplated after
                                        the Merger.

                                        (c) No shareholders rights plan or
                                        statutory provision that would impede or limit consummation of the Tender Offer or the Merger in the proposed manner shall be in effect, and any material conditions or requirements to or for the consummation of the Merger (including the receipt of all necessary government and third party approvals for the Merger) shall have been satisfied or shall be reasonably capable of being satisfied.

                                        (d) The Tender Facilities shall be in
                                        compliance with the margin regulations
                                        of the Board of Governors of the Federal
                                        Reserve System and appropriate forms
                                        with respect thereto shall have been
                                        provided.

                                        (e) The Lenders, the Administrative
                                        Agent and the Arranger shall have
                                        received all fees required to be paid,
                                        and reimbursement for all expenses for
                                        which invoices have been presented
                                        required to be reimbursed, on or before
                                        the Tender Closing Date.

                                        (f) All governmental and third party
                                        approvals necessary in connection with
                                        the Tender Offer, the financing
                                        contemplated hereby and the continuing
                                        operations of Parent and its
                                        subsidiaries shall have been obtained
                                        and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Tender Offer or the financing thereof.

                                        (g) The Lenders shall have received
                                        reasonably satisfactory unaudited
                                        interim consolidated financial
                                        statements of the Borrower and the
                                        Target for each quarterly period ended
                                        subsequent to the date of the most
                                        recent fiscal year ended prior to the
                                        Tender Closing Date as to which such
                                        financial statements are available. It
                                        is agreed that the unaudited interim
                                        consolidated financial statements of the
                                        Borrower and the Target for the
                                        quarterly period ended on March 31, 2000 are satisfactory. Such financial statements of the Target shall only be required to the extent publicly available.

                                        (h) The Lenders shall have received and
                                        be reasonably satisfied with the pro
                                        forma consolidated balance sheet of
                                        Holdings as at the date of the most
                                        recent consolidated balance sheet
                                        delivered pursuant to paragraph (g)
                                        above, adjusted to give effect to the
                                        consummation of the Transaction and the
                                        financings contemplated hereby as if
                                        such transactions had occurred on such
                                        date. It is agreed that the pro forma
                                        consolidated balance sheet of Holdings
                                        as at March 31, 2000 is satisfactory.

                                        (i) The Lenders shall have received and
                                        be reasonably satisfied with financial
                                        projections (including the assumptions
                                        upon which such projections are based)
                                        for Holdings and its subsidiaries for
                                        the period from the Tender Closing Date
                                        through the final maturity of the Term
                                        Loans. It is agreed that the financial
                                        projections received as of the date
                                        hereof are satisfactory.

                                        (j) The Lenders shall have received the
                                        results of a recent lien search in each
                                        relevant jurisdiction with respect to
                                        the Borrower and its subsidiaries, and
                                        such search shall reveal no liens on any of the assets of either the Borrower or its subsidiaries except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                                        (k) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower (which shall include an opinion to the effect that the public indebtedness of Parent may remain outstanding after the Tender Offer and the Merger and the financings contemplated hereby) and (ii) from such special and local counsel as may be reasonably required by the
                                        Administrative Agent), documents and
                                        other instruments as are customary for
                                        transactions of this type or as they may reasonably request.

Initial Merger Conditions:              The availability of the Merger
                                        Facilities shall be conditioned upon
                                        satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Merger Closing
                                        Date") on or before the date nine months after the Tender Closing Date (with references to the Borrower and its subsidiaries in this paragraph being deemed to refer to and include the Target and its subsidiaries after giving effect to the Transaction):

                                        (a) The conditions to the availability
                                        of the Tender Facilities shall have been satisfied or waived, and the Tender Term Loans shall have been made.

                                        (b) The Merger shall have been
                                        consummated in accordance with
                                        applicable law, including the receipt of all necessary governmental and third party approvals. The existing indebtedness of the Borrower and its subsidiaries contemplated to be repaid (including under the Tender Facilities) shall have been repaid, or arrangements for the repayment thereof shall have been made, on satisfactory terms.

On-Going Conditions:                    The making of each extension of credit
                                        shall be conditioned upon

                                        (a) the accuracy in all material
                                        respects of all representations and
                                        warranties in the Credit Documentation
                                        (including, without limitation, the
                                        material adverse change and litigation
                                        representations) and (b) there being no
                                        default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transaction, (d) the business, operations or financial condition of the Borrower and its subsidiaries taken as a whole or (c) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.


VI.        Certain Documentation Matters

                                        The Credit Documentation shall contain
                                        representations, warranties, covenants
                                        and events of default customary for
                                        financings of this type and other terms
                                        deemed reasonably appropriate by the
                                        Lenders, including, without limitation:

Representations and Warranties:         Representations and warranties
                                        substantially similar to those in the
                                        Existing Credit Agreement (corporate
                                        existence; financial condition
                                        (including pro forma financial
                                        statements); litigation; no breach;
                                        action; approvals; use of credit; ERISA;
                                        taxes; Investment Company Act; Public
                                        Utility Holding Company Act;
                                        Indebtedness and Liens; hazardous
                                        materials; subsidiaries; patents,
                                        trademarks, etc.; and property); and,
                                        additionally, representations and
                                        warranties relating to solvency; and
                                        creation and perfection of security
                                        interests.

Affirmative Covenants:                  Affirmative covenants substantially
                                        similar to those in the Existing Credit
                                        Agreement (delivery of financial
                                        statements, reports, accountants'
                                        letters, projections, officers'
                                        certificates and other information
                                        requested by the Lenders; notices of
                                        defaults, litigation and other material
                                        events; continuation of business and
                                        maintenance of existence and material
                                        rights and privileges; compliance with
                                        laws; maintenance of property and
                                        insurance; maintenance of books and
                                        records; right of the Lenders to inspect property and books and records; and use of proceeds); and, additionally, affirmative covenants relating to further assurances (including, without limitation, with respect to security interests in after-acquired property);
                                        and agreement to promptly consummate the Merger after the Tender Closing Date.

Financial Covenants:                    Financial covenants as follows (with
                                        initial levels and step-ups and
                                        step-downs to be agreed):

                                        (a) A minimum ratio of EBITDA to
                                        interest expense for each four-quarter
                                        period (or such shorter period since the first day of the first quarter commencing on or following the Tender Closing Date).

                                        (b) A maximum ratio of consolidated debt at the end of each quarter to EBITDA for the four-quarter period then ended.

                                        The definition of "EBITDA" shall exclude certain one-time charges to be agreed upon and shall include for a period to be determined the pro forma effect of certain synergies to be agreed upon and the definition of "interest expense" shall exclude the amortization of upfront costs associated with the Facilities.

Negative Covenants:                     Negative covenants of a type
                                        substantially similar to those in the
                                        Existing Credit Agreement (limitations
                                        on indebtedness (including guarantee
                                        obligations); investments, loans and
                                        advances; mergers, consolidations,
                                        liquidations and dissolutions; liens
                                        (including liens relating to accounts
                                        receivable financings); dividends and
                                        other payments in respect of capital
                                        stock ("Restricted Payments"); Linden
                                        property; changes in lines of business;
                                        transactions with affiliates; amendments to other documents; designated subsidiaries; and unfriendly acquisitions); and, additionally, sale and leasebacks; and changes in passive holding company status of Parent. The limitation on Restricted Payments shall comply with the covenants in the Parent's Indenture. The terms of the following negative covenants shall depend on whether the collateral has been released and the Merger Term II
                                        Loans have been repaid in full:

                                        (i) indebtedness-- prior thereto, to
                                        include only a limited basket to be
                                        agreed upon and, thereafter, to be
                                        substantially similar to those in the
                                        Existing Credit Agreement;

                                        (ii) investments, loans and advances--
                                        prior thereto, to include a total
                                        limitation of only $50,000,000 and,
                                        thereafter, to be substantially similar
                                        to those in the Existing Credit

                                        Agreement, with certain adjustments to
                                        be agreed;

                                        (iii) mergers, consolidations,
                                        liquidations and dissolutions-- prior
                                        thereto, to be very limited and,
                                        thereafter, to be substantially similar
                                        to those in the Existing Credit
                                        Agreement;

                                        (iv) liens-- prior thereto, to be very
                                        limited and, thereafter, to be
                                        substantially similar to those in the
                                        Existing Credit Agreement; and (v) sale
                                        and leasebacks-- prior thereto, not to
                                        exceed $100,000,000 cumulatively and,
                                        thereafter, not to be specifically
                                        limited.

Events of Default:                      Events of default substantially similar
                                        to those in the Existing Credit
                                        Agreement (nonpayment of principal when
                                        due; nonpayment of interest, fees or
                                        other amounts after a grace period of
                                        three days; cross-default; material
                                        inaccuracy of representations and
                                        warranties; violation of covenants
                                        (subject, in the case of certain
                                        affirmative covenants, to a grace
                                        period); insolvency; bankruptcy events;
                                        material judgments; certain ERISA
                                        events; certain environmental events;
                                        change of control; and change in tax
                                        consolidation); and, additionally,
                                        actual or asserted invalidity of any
                                        guarantee or security document or
                                        security interest.

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Credit Facilities, except that
                                        (a) the consent of each Lender directly
                                        affected thereby shall be required with
                                        respect to (i) reductions in the amount
                                        or extensions of the scheduled date of
                                        amortization or maturity of any Loan,
                                        (ii) reductions in the rate of interest
                                        or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral, except as otherwise expressly provided. In addition, "class" voting requirements will apply to modifications affecting certain payment matters.

Assignments and Participations:         The Lenders shall be permitted to assign
                                        and sell participations in their loans
                                        under each Facility (the "Loans") and
                                        commitments, subject, in the case of
                                        assignments (other than to another
                                        Lender (which shall be another Revolving
                                        Credit Lender, in the case of an
                                        assignment under the Revolving Credit
                                        Facility) or to an affiliate of a
                                        Lender), to the consent of the
                                        Administrative Agent and the Borrower
                                        (which consent in each case shall not be unreasonably withheld). A $3,500 administrative fee shall be paid to the Administrative Agent in connection with each assignment. Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000, and, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least $5,000,000, unless otherwise agreed by the Borrowers and the Administrative Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction.
                                        Promissory notes shall be issued under
                                        the Credit Facilities only upon request.

Yield Protection:                       The Credit Documentation shall contain
                                        customary provisions (a) protecting the
                                        Lenders against increased costs or loss
                                        of yield resulting from changes in
                                        reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:           The Borrowers shall pay (a) all
                                        reasonable and documented out-of-pocket
                                        expenses of the Administrative Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit
                                        Documentation and any amendment or
                                        waiver with respect thereto (including
                                        the reasonable fees, disbursements and
                                        other charges of counsel) and (b) all
                                        reasonable and documented out-of-pocket
                                        expenses of the Administrative Agent and the Lenders (including the reasonable and documented fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit
                                        Documentation.

                                        The Administrative Agent, the Arranger
                                        and the Lenders (and their affiliates
                                        and their respective officers,
                                        directors, employees, advisors and
                                        agents) will have no liability for, and
                                        will be indemnified and held harmless
                                        against, any losses, claims, damages,
                                        liabilities or reasonable and documented expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the bad faith, gross negligence or willful misconduct of the indemnified party or breach of applicable law or agreement with the Parent.

Governing Law and Forum:                State of New York.

Counsel to the Administrative
Agent and the Arranger:                 Simpson Thacher & Bartlett.

                                                                     Annex I

                            Interest and Certain Fees
                            -------------------------


Interest Rate Options:                  The Borrower may elect that the Loans
                                        (other than Competitive Loans)
                                        comprising each borrowing bear interest
                                        at a rate per annum equal to:

                                          the ABR plus the Applicable Margin; or

                                          the Eurodollar Rate plus the
                                          Applicable Margin;

                                        provided that all Swingline Loans shall
                                        bear interest based upon the ABR.

                                        As used herein:

                                        "ABR" means the higher of (i) the rate
                                        of interest publicly announced by Chase
                                        as its prime rate in effect at its
                                        principal office in New York City (the
                                        "Prime Rate") and (ii) the federal funds effective rate from time to time plus 0.5%.

                                        "Applicable Margin" means (a) with
                                        respect to the Tender Term Loans and the Tender Revolving Loans, (i) 1.50% in the case of ABR Loans (as defined below) and
                                        (ii) 2.50% in the case of Eurodollar
                                        Loans (as defined below), (b) with
                                        respect to the Merger Term I Loans and
                                        the Merger Revolving Loans, a percentage determined in accordance with the pricing grid attached to the Fee Letter as Annex I thereto and (c) with respect to the Merger Term II Loans, (i) 1.50% in the case of ABR Loans and (ii) 2.50%, in the case of Eurodollar Loans.

                                        "Eurodollar Rate" means the rate
                                        (adjusted for statutory reserve
                                        requirements for eurocurrency
                                        liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:                 In the case of Loans bearing interest
                                        based upon the ABR ("ABR Loans"),
                                        quarterly in arrears. In the case of

                                        Loans bearing interest based upon the
                                        Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:                        The Borrower shall pay a commitment fee
                                        on the average daily unused portion of
                                        (a) until the Merger Closing Date, the
                                        Tender Revolving Facility and the Tender
                                        Term Facility and (b) thereafter, the
                                        Merger Revolving Facility, payable
                                        quarterly in arrears. The commitment fee rate shall be 0.50% per annum until the Merger Closing Date and thereafter a percentage determined in accordance with the pricing grid attached to the Fee
                                        Letter as Annex I thereto. In
                                        determining the average daily unused
                                        portion of the Tender Revolving Facility or the Merger Revolving Facility,
                                        Swingline Loans and Competitive Loans
                                        shall be treated as though they were not outstanding.

Letter of Credit Fees:                  The Borrower shall pay a fee on all
                                        outstanding Letters of Credit at a per
                                        annum rate equal to the Applicable
                                        Margin then in effect with respect to
                                        Eurodollar Loans under the Tender
                                        Revolving Facility or the Merger
                                        Revolving Facility, as the case may be,
                                        on the face amount of each such Letter
                                        of Credit. Such fee shall be shared
                                        ratably among the Lenders participating
                                        in such Facility and shall be payable
                                        quarterly in arrears. A fronting fee
                                        equal to 0.25% per annum on the face
                                        amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender thereof for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to such Issuing Lender for its own account.

Default Rate:                           At any time when the Borrower is
                                        in default in the payment of any amount
                                        of principal due under the Facilities,
                                        such amount shall bear interest at 2%
                                        above the rate otherwise applicable
                                        thereto. Overdue interest, fees and
                                        other amounts shall bear interest at 2%
                                        above the rate applicable to ABR Loans.

Rate and Fee Basis:                     All per annum rates shall be calculated
                                        on the basis of a year of 360 days (or
                                        365/366 days, in the case of ABR Loans
                                        the interest rate payable on which is
                                        then based on the Prime Rate) for actual days elapsed.













                                       3